General Cable Corporation and Subsidiaries Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Three Fiscal Months Ended		Six Fiscal Months Ended
	July 1, 2005	June 30, 2004	July 1, 2005	June 30, 2004
Net sales	$ 608.6	$ 517.5	$ 1,162.8	$ 996.1
Cost of sales	537.3	462.3	1,024.1	895.5
Gross profit	71.3	55.2	138.7	100.6

Selling, general and
administrative expenses	43.3	38.1	86.5	76.8
Operating income	28.0	17.1	52.2	23.8
Other expense	-	(0.4)	(0.1)	(0.9)
Net interest expense	(9.1)	(9.0)	(19.0)	(18.3)

Income before income taxes	18.9	7.7	33.1	4.6
Income tax provision	(7.1)	(2.5)	(12.3)	(1.3)

Net income	11.8	5.2	20.8	3.3
Less: preferred stock dividends	(1.5)	(1.5)	(3.0)	(3.0)
Net income applicable to common shareholders	$ 10.3	$ 3.7	$ 17.8	$ 0.3

Earnings per share
Earnings per common share	$ 0.26	$ 0.09	$ 0.45	$ 0.01
Weighted average common shares	39.4	39.3	39.3	39.2

Earnings per common share- assuming dilution	$ 0.23	$ 0.09	$ 0.41	$ 0.01

Weighted average common shares-assuming dilution	50.9	39.9	50.8	39.9

General Cable Corporation and Subsidiaries

Consolidated Statements of Operations

Segment Information

(in millions)

(unaudited)

	Three Fiscal Months Ended		Six Fiscal Months Ended
	July 1, 2005	June 30, 2004	July 1, 2005	June 30, 2004
Revenues (as reported)
Energy Segment	$ 212.4	$ 184.6	$ 408.9	$ 351.1
Industrial & Specialty Segment	220.3	191.4	437.9	387.1
Communications Segment	175.9	141.5	316.0	257.9
Total	$ 608.6	$ 517.5	$1,162.8	$ 996.1

Revenues (metal adjusted)
Energy Segment	$ 212.4	$ 194.7	$ 408.9	$ 373.5
Industrial & Specialty Segment	220.3	210.3	437.9	422.6
Communications Segment	175.9	153.5	316.0	278.1
Total	$ 608.6	$ 558.5	$1,162.8	$1,074.2

Metal Pounds Sold
Energy Segment	75.2	74.7	145.8	146.3
Industrial & Specialty Segment	60.3	58.0	118.0	124.5
Communications Segment	38.4	37.3	70.6	70.6
Total	173.9	170.0	334.4	341.4

Operating Profit (Loss)
Energy Segment	$ 15.4	$ 9.9	$ 27.7	$ 17.4
Industrial & Specialty Segment	7.8	6.7	15.5	9.5
Communications Segment	8.3	2.1	12.5	1.2
Subtotal	31.5	18.7	55.7	28.1
Corporate	(3.5)	(1.6)	(3.5)	(4.3)
Total	$ 28.0	$ 17.1	$ 52.2	$ 23.8

Return on Metal Adjusted Sales
Energy Segment	7.3%	5.1%	6.8%	4.7%
Industrial & Specialty Segment	3.5%	3.2%	3.5%	2.2%
Communications Segment	4.7%	1.4%	4.0%	0.4%
Total Company	4.6%	3.1%	4.5%	2.2%

Capital Expenditures
Energy Segment	$ 3.7	$ 4.5	$ 6.9	$ 7.2
Industrial & Specialty Segment	3.4	3.9	6.0	6.5
Communications Segment	1.4	1.6	2.8	3.1
Total	$ 8.5	$ 10.0	$ 15.7	$ 16.8

Depreciation & Amortization
Energy Segment	$ 2.7	$ 1.4	$ 4.6	$ 3.8
Industrial & Specialty Segment	3.0	2.5	5.8	5.1
Communications Segment	4.6	4.0	8.9	8.7
Subtotal	10.3	7.9	19.3	17.6
Corporate (1)	2.9	0.9	2.9	2.3
Total	$ 13.2	$ 8.8	$ 22.2	$ 19.9
(1) Relates to the rationalization of certain plant locations.

GENERAL CABLE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except share data)

ASSETS	July 1, 2005	December 31, 2004
Current Assets:	(unaudited)
Cash	$ 35.6	$ 36.4
Receivables, net of allowances of $16.4 million at July 1, 2005 and $16.0 million at December 31, 2004	423.3	350.9
Inventories	333.1	315.5
Deferred income taxes	22.9	23.0
Prepaid expenses and other	29.8	38.8
Total current assets	844.7	764.6
Property, plant and equipment, net	340.7	356.0
Deferred income taxes	63.5	65.7
Other non-current assets	33.3	34.5
Total assets	$ 1,282.2	$ 1,220.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 381.5	$ 357.4
Accrued liabilities	120.3	108.1
Current portion of long-term debt	3.6	1.1
Total current liabilities	505.4	466.6
Long-term debt	400.4	373.8
Deferred income taxes	13.4	15.3
Other liabilities	64.3	63.7
Total liabilities	983.5	919.4
Shareholders' Equity:
Redeemable convertible preferred stock,
2,070,000 shares at redemption value
(liquidation preference of $50.00 per share)	103.5	103.5
Common stock, $0.01 par value,
issued and outstanding shares:
July 1, 2005 - 39,626,340 (net of 4,968,755 treasury shares)
December 31, 2004 - 39,335,754 (net of 4,885,823 treasury shares)	0.4	0.4
Additional paid-in capital	147.2	144.1
Treasury stock	(52.2)	(51.0)
Retained earnings	104.7	86.4
Accumulated other comprehensive income	1.0	22.4
Other shareholders' equity	(5.9)	(4.4)
Total shareholders' equity	298.7	301.4
Total liabilities and shareholders' equity	$ 1,282.2	$ 1,220.8